                                                                     Exhibit 10n

                                                               EXECUTION VERSION



                                     LEASE



                                    BETWEEN


                     APPLIED SCIENCE AND TECHNOLOGY, INC.,
                                     Tenant

                                      AND

                     NINETY INDUSTRIAL WAY WILMINGTON LLC,
                                    Landlord

                                       1
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                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I.  Fundamental Lease Provisions...................................   1
---------   ----------------------------
   1.1.     Reference Subjects.............................................   1
ARTICLE II. Premises and Term..............................................   3
----------  -----------------
   2.1.     Premises.......................................................   3
   2.2.     Acceptance of Premises.........................................   3
   2.3.     Existing Tenant................................................   4
   2.4.     Term...........................................................   4
   2.5.     Options to Extend..............................................   4
ARTICLE III.Tenant Work....................................................   5
----------- -----------
   3.1.     No Landlord's Work.............................................   5
   3.2.     Tenant Work....................................................   5
 3.2.1.     General........................................................   5
 3.2.2.     Construction Documents.........................................   5
 3.2.3.     Performance of Tenant Work.....................................   7
 3.2.4.     Payment for Tenant Work........................................   7
ARTICLE IV. Rent...........................................................   7
----------  ----
 4.1.1.     Annual Base Rent-Initial Term..................................   7
 4.1.2.     Annual Base Rent-Extension Terms...............................   8
 4.1.3.     Method of Payment..............................................   8
 4.1.4.     Net Return to Landlord.........................................   8
 4.1.5.     Additional Rent -- Landlord's Taxes............................   8
 4.1.6.     Landlord's Taxes -- Definition.................................   9
 4.1.7.     Additional Rent - Insurance Expenses...........................  10
 4.1.8.     Additional Rent -- Utilities...................................  10
ARTICLE V.  Maintenance....................................................  10
---------   -----------
   5.1.     Tenant's Maintenance Obligation................................  10
   5.2.     Landlord's Maintenance Obligations.............................  11
ARTICLE VI. Additional Covenants...........................................  12
----------  --------------------
   6.1.     Tenant's Covenants.............................................  12
 6.1.1.     Utilities......................................................  12
 6.1.2.     Maintenance....................................................  12
 6.1.3.     Use and Compliance with Law....................................  12
 6.1.4.     Liens and Encumbrances.........................................  13
 6.1.5.     Indemnity......................................................  13
 6.1.6.     Landlord's Right to Enter; Interruptions. Signage..............  14
 6.1.7.     Personal Property at Tenant's Risk.............................  14
 6.1.8.     Damage. Nuisance. Etc..........................................  14
 6.1.9.     Yield Up.......................................................  15
6.1.10.     Holding Over...................................................  15
6.1.11.     Transfer - Assignment and Subletting...........................  16
   6.2.     Landlord's Covenants; Quiet Enjoyment..........................  19
   6.3.     Interruptions..................................................  19

                                       i

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

   6.4.      Real Estate Taxes and Insurance......................................     19
   6.5.      Landlord's Hazardous Materials Responsibilities......................     19
   6.6.      Landlord's Casualty Insurance........................................     20
ARTICLE VII. Insurance; Casualty, Taking..........................................     20
-----------  ---------------------------
   7.1.      Insurance by Landlord................................................     20
   7.1.1.    Public Liability Insurance...........................................     20
   7.2.      Waivers of Subrogation...............................................     21
   7.3.      Damage or Destruction of Premises....................................     21
   7.4.      Eminent Domain.......................................................     22
ARTICLE VIII. Default.............................................................     22
------------  -------
   8.1.      Events of Default....................................................     22
   8.2.      Remedies Cumulative; Jury Waiver.....................................     24
   8.3.      Waivers of Default; Accord and Satisfaction..........................     24
   8.4.      Curing and Enforcement...............................................     25
ARTICLE IX.  Miscellaneous Provisions.............................................     25
----------   ------------------------
   9.1.      Notice...............................................................     25
   9.2.      Limitation of Landlord's Liability...................................     25
   9.3.      Excusable Delay......................................................     26
   9.4.      Applicable Law and Construction......................................     26
   9.5.      Estoppel Certificate.................................................     27
   9.6.      Notice of Lease......................................................     27
   9.7.      Landlord's Default...................................................     27
   9.8.      Brokers..............................................................     27
   9.9.      Intentionally Deleted................................................     28
  9.10.      Tenant as Business Entity............................................     28
  9.11.      Security Deposit.....................................................     28
  9.12.      Financial Reports....................................................     28
  9.13.      Inducement Payment...................................................     29
  9.14.      Special Provision Regarding Letter of Credit.........................     29
ARTICLE X.   Landlord's Financing.................................................     30
---------    --------------------
  10.1.      Subordination and Superiority of Lease...............................     30
  10.2.      Rent Assignment......................................................     30
  10.3.      Other Instruments....................................................     30
  10.4.      Mutual Cost of Enforcement; Interest.................................     31
ARTICLE XI........................................................................     31
----------
  11.1.      Special Provisions Regarding Potential Expansion Space...............     31
ARTICLE XII. Index of Certain Defined Terms.......................................     33
-----------  ------------------------------

                                     LEASE
                                     -----


                                  ARTICLE I.
                                  ----------
                         Fundamental Lease Provisions
                         ----------------------------

     1.1.  Reference Subjects. Each reference in this Lease to any of the
           ------------------
following subjects shall incorporate the following information. Other terms are defined throughout this Lease and are indexed in the last Article.

DATE OF LEASE
EXECUTION:          May 21, 1999

PREMISES:           (i) The entire existing building shown diagrammatically on
                    Exhibit A attached hereto consisting of approximately
                    ---------
                    118,000 rentable square feet (the "Building") and other improvements presently known and numbered as 90 Industrial
                    Way, Wilmington, Massachusetts, and (ii) the Lot.

LOT: That certain real property located at 90 Industrial Way in Wilmington, Middlesex County, Massachusetts, more particularly described on Exhibit B attached hereto and made
                                              ---------
                    a part hereof, subject to and with the benefit of all present and future easements, rights of way, privileges and appurtenances in connection therewith or thereunto belonging.

LANDLORD:           Ninety Industrial Way Wilmington LLC, a Massachusetts
                    limited liability company

ORIGINAL ADDRESS
OF LANDLORD:        c/o Brownfields Recovery Corp.
                    222 Berkeley Street, 14/th/ Floor
                    Boston, MA 02116

LANDLORD'S AGENT:   Brownfields Recovery Corp.
                    222 Berkeley Street, 14/th/ Floor
                    Boston, MA 02116

TENANT:             Applied Science and Technology, Inc.,
                    a Delaware corporation.

ORIGINAL ADDRESS
OF TENANT:          35 Cabot Road
                    Woburn, MA 01801

INITIAL TERM:       Ten (10) Lease years, plus the Tenant Build Out Period.

COMMENCEMENT
DATE: April 1, 2000, subject to the provisions of Section 2.3 hereof.

EXPIRATION DATE:    The tenth (10"') anniversary of the Rent Commencement Date.

EXTENSION TERMS:    Two Extension Terms of Five Lease years each

ANNUAL BASE RENT -
INITIAL TERM:            Lease Year           Rent Per Annum
                         ----------           --------------
                            1-2                $1,032,500.00
                            3-6                $1,150,500.00
                           7-10                $1,268,500.00

ANNUAL BASE RENT -
EXTENSION TERMS:    Ninety-five percent (95%) of Fair Market Rent as determined pursuant to Section 4.1.2, but not less than the Annual Base
                    Rent payable (i) during the tenth Lease year of the Initial
                    Term (for the first Extension Term), or (ii) during the fifth Lease year of the first Extension Term (for the second
                    Extension Term).

LEASE YEAR:         As defined in Section 4.2.1 hereof.

PARKING SPACES:     All of the existing surface parking currently available on the Premises, to which Tenant shall have exclusive access.
                    Landlord agrees not to restripe the parking lot between the date hereof and the Commencement Date without the prior written consent of Tenant.

PERMITTED USES:     Research, development, manufacturing and distribution of
                    equipment for manufacturing semiconductor devices and other advanced applications or other non-residential uses from time to time permitted by applicable law or ordinance.

PUBLIC LIABILITY
INSURANCE:          $2,000,000 per occurrence/$5,000,000 aggregate (combined
                    single limit) for property damage, bodily injury or death.

RENT
COMMENCEMENT
DATE: The date which is the later to occur of (i) ninety (90) days following the Commencement Date hereunder, or (ii) July 1, 2000.

SECURITY DEPOSIT:   $86,041.67.

TENANT BUILD OUT
PERIOD: The period of time commencing on the Commencement Date and ending on the date immediately preceding the Rent Commencement Date.

BROKER:             Cushman & Wakefield of Massachusetts, Inc.
                    ("Landlord's Broker")
                    CRF Partners ("Tenant's Broker")


Exhibit A    -   Premises Description
Exhibit B    -   Description of Lot
Exhibit C    -   Tenant Work Insurance Schedule
Exhibit D    -   Method for Determining Fair Market Rent


                                  ARTICLE II.
                                  -----------
                               Premises and Term
                               -----------------

     2.1.  Premises.  Landlord leases the Premises to Tenant and Tenant leases
           --------
the Premises from Landlord, subject to matters of record and matters referred to below, to which Tenant shall conform and be subject. Subject to reasonable rules established from time to time by Landlord (of which Tenant shall have been given not less than thirty days' advance written notice, and which shall be uniformly enforced by Landlord), Tenant shall also have appurtenant rights to use the roads, utilities and easements now or hereafter serving the Premises in common with others to whom Landlord has granted or hereafter may grant rights (Landlord reserving the right from time to time, with Tenant's consent, which shall not be unreasonably withheld, to grant and relocate easements necessary or proper for the efficient operation of the Building). Landlord will not construct any addition to the Building except at the request of Tenant, and then only upon terms mutually agreed to by the parties in their sole discretion. Subject to the provisions of Article III and Article V hereof, Tenant shall have the right to install antennas and satellite dishes on the roof of the building provided such installations are made in accordance with all applicable laws, rules and regulations and in such a manner as will not void any roof warranty or otherwise adversely affect the structural integrity of the Building.

     2.2.  Acceptance of Premises.  Landlord shall have no obligation or risk
           ----------------------
with respect to the condition of the Premises other than as expressly set forth in this Lease, including Article III (and, in the case of casualty or taking, in Sections 7.3 and 7.4). Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in their current "AS IS" condition, subject to reasonable wear and tear by AGFA Corporation or its successors or assigns (the "Existing Tenant"). Tenant's occupancy shall be deemed an acknowledgment that the condition of the Premises is satisfactory and that Landlord has fulfilled all obligations with respect to such condition, subject to any "punchlist items" of which Tenant notifies Landlord in writing within thirty (30) days following Landlord's delivery of the Premises to Tenant. Tenant further acknowledges that, except as expressly set forth herein, neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning the Premises, their condition or this Lease.

     2.3.  Existing Tenant.  Landlord and Tenant acknowledge that the Premises
           ---------------
are currently occupied by the Existing Tenant. Landlord warrants to Tenant that the Existing Tenant has and shall have no right to occupy any or all of the Premises after February 5, 2000, and Landlord shall not make, amend or modify any lease or agreement with the Existing Tenant pursuant to which the Existing Tenant's rights to so occupy the Premises are extended beyond such date. Landlord agrees to deliver possession of the Premises to Tenant not later than April 1, 2000, and Landlord shall coordinate with the Existing Tenant regarding the removal of Existing Tenant's fixtures, equipment and improvements (including, without limitation, telephones, cubicle furniture, computer equipment and the Halon fire suppression system) following the expiration or sooner termination of the Existing Tenant's occupancy. The failure of Landlord to deliver the entire Premises to the Tenant by April 1, 2000 shall not be a default of the Landlord under this Lease nor give rise to any rights and remedies on the Tenant's part, so long as Landlord shall promptly initiate and thereafter diligently pursue to completion a summary process action to recover possession of the Premises. If by May 1, 2000, the Landlord has failed to so deliver the entire Premises to the Tenant, then for each day after May 1 that such failure continues, and as its sole remedy therefor, Tenant shall be entitled to one (1) day's free occupancy after the Rent Commencement Date. If by August 1, 2000 the Landlord has still failed to so deliver the entire Premises to the Tenant, then as its sole remedy therefor the Tenant may terminate this Lease by notice thereof to the Landlord, whereupon this Lease shall terminate and be without further force or effect, except that Landlord shall reimburse Tenant for Tenant's actual and reasonable costs and expenses (including without limitation reasonable attorneys' fees) of entering into this Lease not to exceed $7,500 in the aggregate.

     2.4.  Term.  This Lease will be for an Initial Term beginning on the
           ----
Commencement Date and ending on the Expiration Date set forth in Section 1.1 provided that if Landlord delivers possession of the Premises to Tenant prior to April 1, 2000, then the Commencement Date shall occur upon such delivery and all Additional Rent payable by Tenant under Article IV hereof shall be paid pro-rata from and after the date of such delivery. The parties hereto agree, upon demand of the other, to execute one or more supplemental instruments expressing the Commencement Date and the Rent Commencement Date hereunder once the same have been determined, but the failure to do so shall have no effect on either such Date.

     2.5.  Options to Extend.  At the Tenant's election, this Lease may be
           -----------------
extended for two (2) successive Extension Terms set forth in Section 1.1 by written notice given at least 12 months prior to the end of the then expiring term, time being of the essence to such exercise, so long as at the time of such notice and at the beginning of the applicable Extension Term there exists no Event of Default hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Extension Term.

                                 ARTICLE III.
                                 ------------
                                  Tenant Work
                                  -----------

     3.1.  No Landlord's Work.  Landlord will not be required to provide any
           ------------------
work or improvements to the Premises to prepare the same for Tenant's occupancy. Tenant acknowledges that, as of the date hereof, it has had the full opportunity to inspect the Premises with engineering consultants.

     3.2.  Tenant Work.
           -----------

           3.2.1.  General.  Tenant shall be responsible for performing and
                   -------
paying for all Tenant Work. "Tenant Work" shall mean such work, including demolition, improvements, additions and alterations, in or to the Premises as Tenant may in its sole discretion deem necessary for its business. Without limiting the generality of the foregoing, Tenant Work shall specifically include all attached carpeting, all signs visible from the exterior of the Premises (which signage shall conform to all applicable bylaws and codes and shall be mutually agreed upon with Landlord, which agreement Landlord will not unreasonably withhold), and any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like). All Tenant Work costing in excess of $250,000 shall be subject to Landlord's prior written approval not to be unreasonably withheld or delayed, and (subject to section 9.13) shall be arranged and paid for by Tenant as provided herein. Tenant shall neither propose nor effect any Tenant Work (i) which adversely affects any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs) or changes to any exterior architectural features, (ii) which adversely affects the electrical or mechanical components or systems of the Building, or (iii) which adversely affects in any respect other property than the Premises.

           3.2.2.  Construction Documents.  No Tenant Work requiring
                   ----------------------
Landlord's approval shall be effected except in accordance with complete construction drawings and specifications ("Construction Documents") approved in advance by Landlord, which approval shall not be unreasonably withheld. If Landlord does not disapprove any Construction Documents for Tenant Work submitted within twenty (20) days after submission, then the same shall be deemed approved at the end of such period. At the time of granting its approval of any Tenant Work, Landlord shall specify which, if any, of such Work Tenant will be required to remove upon the expiration or earlier termination of the Term. The Construction Documents shall be prepared by an architect ("Tenant's Architect") experienced in the construction of tenant space improvements in buildings in the greater Boston area. Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents approved by Landlord, even if Tenant's Architect has been otherwise engaged by Landlord in connection with the Building. The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Premises, and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Submission of the Construction Documents to

Landlord for approval shall be deemed a covenant by Tenant (unless Tenant furnishes a certificate of Tenant's Architect substantially to the same effect) that all Tenant Work described in the Construction Documents (i) complies with all applicable laws, regulations and building codes, (ii) does not in any manner adversely affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs),
(iii) does not in any manner adversely affect the electrical and mechanical components and systems of the Building, (iv) does not affect any property other than the Premises, and (v) conforms to floor loading limits. Landlord's approval of Construction Documents shall only signify Landlord's consent to the Tenant Work shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, coordination of any aspect of the Tenant Work with any other aspect of the Tenant Work or any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

          3.2.3.  Performance of Tenant Work.  In the case of (a) any
                  --------------------------
Tenant Work requiring Landlord's approval of such Work, or (b) any Tenant Work affecting any structural, mechanical or electrical systems of the Building, the identity of any general contractor (including any employee or agent of Tenant acting as a general contractor) performing any Tenant Work ("Tenant Contractor") shall be subject to Landlord's prior approval which approval shall not be unreasonably withheld. Once any Tenant Contractor has been approved, then the same may thereafter be used by Tenant until Landlord reasonably notification notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant Work. Tenant shall perform all Tenant Work at Tenant's risk in compliance with all applicable laws, codes and regulations and in a good and workmanlike manner employing new materials of good quality and producing a result reasonably comparable in quality to the other parts of the Premises. When any Tenant Work is in progress Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached hereto as Exhibit C and such other insurance as may be required by Landlord covering any additional hazards due to such Work for the benefit of Landlord and in any event naming Landlord as an additional insured thereunder. It shall be a condition of Landlord's approval of any Tenant Work that certificates of such insurance issued by responsible insurance companies qualified to do business in Massachusetts and carrying an A.M. Best (or successor rating agency) rating of A-VII or better shall have been delivered to Landlord, that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and that all of the other conditions of the Lease have been satisfied. To the extent outside expertise is reasonably required by Landlord, Tenant shall reimburse Landlord's actual and reasonable third party expenses incurred in connection with Landlord's review of any proposed Tenant Work and inspecting installation of the same. At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable laws, regulations and permits relating to such work. Each Tenant Contractor shall be required by Tenant to agree to indemnify and hold the Indemnitees harmless from any claim, loss or expense arising in whole or in part out of any negligent or wrongful act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant's Contractor to be joint and several.

          3.2.4.  Payment for Tenant Work.  Tenant shall pay as the same becomes
                  -----------------------
due, the entire cost of all Tenant Work so that the Premises shall always be free of liens for labor or materials. If any lien relating to the furnishing of labor or materials is filed against the Premises or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors or others acting under Tenant, then Tenant shall promptly discharge the same by payment or filing any necessary bond within 30 days after Tenant has notice from any source of such lien.

                                  ARTICLE IV.
                                  -----------
                                     Rent
                                     ----

          4.1.1.  Annual Base Rent-Initial Term.  Annual Base Rent during
                  -----------------------------
the Initial Term will be as set forth in Section 1.1. Notwithstanding the foregoing, Annual Base Rent shall not begin to accrue or be payable until the Rent Commencement Date but all additional rent and other charges payable by Tenant under the terms of this Lease shall begin to accrue and be payable on the Commencement Date.

          4.1.2.  Annual Base Rent-Extension Terms.  If the Term is
                  --------------------------------
extended for the first Extension Term (or the second Extension Term, as applicable), then Annual Base Rent will be as set forth in Section 1.1. Fair Market Rent for the Premises during such Extension Term for the purpose of calculating Annual Base Rent -- Extension Term under Section 1.1 shall be ascertained as set forth on Exhibit D attached hereto and made a part hereof.

          4.2.1.  Method of Payment.  Tenant agrees to pay the Annual Base
                  -----------------
Rent to Landlord in advance in equal monthly installments by the first of each calendar month during the Term. Except as hereafter provided with respect to the first Lease year, the term "Lease year" shall mean the twelve-month period following the Rent Commencement Date (unless the Rent Commencement Date is other than the first day of a month, in which case "Lease year" shall mean the twelve-month period following the initial partial month). The first Lease year shall commence on the Commencement Date and expire on the day immediately preceding the first anniversary of the Rent Commencement Date. Tenant shall make ratable payment of Annual Base Rent for any period of less than a month at the beginning or end of the Term. All payments of Annual Base Rent, additional rent and other sums due shall be paid in current U.S. exchange by check, at the Original Address of Landlord or such other place as Landlord may from time to time direct by at least thirty (30) days' written notice, without notice, demand, set-off or other deduction.

          4.2.2.  Net Return to Landlord.  It is intended that Annual Base
                  ----------------------
Rent payable hereunder shall be a net return to Landlord throughout the Term, and all provisions hereof shall be construed in terms of such intent. Without limiting the foregoing, Tenant's obligations hereunder, including the obligation to pay all rent, shall not be discharged, abated, reduced or otherwise affected by any law now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or, except as expressly provided in Article VII, by any damage or destruction of the Premises or by any taking of the Premises or any part thereof by condemnation or otherwise, or by any prohibition, limitation, restriction, prevention or interference of tenant's use, occupancy or enjoyment of the Premises by any person, and Tenant waives all rights now or hereafter existing (other than those rights expressly set forth in this Lease) to terminate, rescind, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent except for any compulsory counterclaims. Subject to Section 9.2, however, Tenant shall have the right to obtain judgments from Landlord for direct monetary damages occasioned by Landlord's breach of its Lease obligations or otherwise enforce its rights hereunder.

          4.3.1.  Additional Rent -- Landlord's Taxes.  Tenant covenants
                  -----------------------------------
and agrees to pay to Landlord, as additional rent, all of Landlord's Taxes (hereafter defined) for each fiscal tax period, or ratable portion thereof, included in the Lease Term, each such payment to be made not later than ten (10) days prior to the date such taxes are due (or, if later, five (5) business days after receipt of Landlord's tax bill). Landlord shall furnish to Tenant copies of all bills relating to any Landlord's Taxes within fifteen (15) days after Landlord's receipt thereof. Landlord and Tenant agree to use good faith efforts to cause the municipal taxing authority to issue the tax bill for the Premises directly to Tenant during the term of this Lease, and if the same is accomplished Tenant agrees to furnish Landlord with a copy thereof within fifteen (15) days after receipt, and Tenant shall make each payment thereunder not later than ten (10) days prior to the date such taxes are due. In the event that Landlord's institutional first mortgagee requires that Landlord pay Landlord's Taxes to the mortgagee on a monthly basis, Tenant shall make such payments to the mortgagee as required, on the conditions that (i) such mortgagee shall not use such funds for any purpose other than payment of Landlord's Taxes, and (ii) evidence of payment will be sent to Tenant. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

          4.3.2.  Landlord's Taxes -- Definition.  "Landlord's Taxes" shall
                  ------------------------------
mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions made in connection with the provision of governmental services or improvements of benefit to the Premises (including any so-called linkage payments payable under a legally binding written agreement executed and delivered prior to the date hereof), and all penalties and interest thereon (to the extent due to Tenant's failure to make timely payments on account of Landlord's taxes), actually assessed or imposed against the Premises (including without limitation any personal property taxes levied on such property or on fixtures or equipment owned by Tenant and used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application and other than any transfer, inheritance, succession, estate or gift tax. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, sales, franchise, excise or similar tax, assessment, levy charge or fee (as distinct from the federal and state income tax of the kind in effect on the Commencement Date and excluding any transfer, inheritance, succession, estate or gift tax) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations which is used directly or indirectly to fund the same kinds of goods and services as are funded by the present property tax, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Landlord's Taxes.

          During the Term of this Lease, Tenant shall have the exclusive right to apply for and prosecute any tax abatement or appeal applications or proceedings (other than those pending as of the date hereof, of which Landlord has advised Tenant). Tenant shall advise Landlord of any such proceeding initiated by Tenant, and shall forward to Landlord copies of pleadings and filings. Such proceedings shall not affect Tenant's obligations to pay Landlord's Taxes hereunder, except that to the extent permitted by law, Tenant may withhold payment (or make payments under protest) pending resolution, so long as (i) Landlord is not exposed to civil or criminal liability, and (ii) Landlord's interest in the Building is not subjected to further lien or encumbrance. Tenant shall pay all costs and expenses of such appeal proceedings. Landlord shall cooperate in such endeavor, provided that Tenant pays Landlord's actual and reasonable out-of-pocket expenses in connection with such cooperation.

          4.4.1  Additional Rent - Insurance Expenses.  Tenant covenants
                 -----------------------------------
and agrees to pay to Landlord, as additional rent, the premiums on fire, casualty, rent loss, liability and other insurance maintained by Landlord for and with respect to the Premises and/or the Lot, and such payment shall be prorated for any partial premium year. Such additional rent shall be payable in monthly installments on the first day of each month in advance, based on amounts reasonably estimated by Landlord and with a final payment adjustment between the parties within 14 days after Landlord provides Tenant a statement of such costs and expenses for Landlord's most recent fiscal year.

          4.5    Additional Rent -- Utilities.  Tenant shall pay directly to
                 ----------------------------
the applicable utility companies all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises during the Term of this Lease, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such actual charges to be paid as the same from time to time become due. If Tenant is not billed directly by the applicable utility company for any such utilities or services, Tenant shall from time to time, within thirty (30) days after receipt of Landlord's invoice therefore, pay to Landlord the total of such charges assessed against the Premises by such utility company. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. Notwithstanding any of the foregoing to the contrary, Tenant shall pay for any utilities used by Tenant prior to the Rent Commencement Date.

                                  ARTICLE V.
                                  ----------
                                  Maintenance
                                  -----------

          5.1.  Tenant's Maintenance Obligation. Tenant shall, from and after
                -------------------------------
the Commencement Date until the end of the Term and any extension thereof, maintain the Premises in as good condition and repair as the Premises are at the Commencement Date, reasonable wear and tear and damage to the Premises caused by Landlord's default hereunder, fire and casualty or by eminent domain, excepted. With the exception of Landlord's continuing obligation to maintain the Building's roof and Building Structural Elements as set forth in Section 5.2, Tenant shall be responsible to perform all maintenance and repairs necessary to maintain in good order, condition and repair the Premises and all "Building Systems" (as hereinafter defined), at Tenant's sole cost and expense with no contribution from Landlord. Without limiting the foregoing (and except to the extent that the need therefor arises from the negligent or wrongful act or omission of Landlord or its agents or contractors), Tenant shall maintain, repair and replace, as necessary, all Building Systems. In addition, Tenant shall make all routine and non-structural replacements, alterations and improvements to the Premises which are required by any law, statute, code, ordinance, bylaw, rule or regulation of any governmental authority first becoming effective after the date hereof. As used herein, the term "Building Systems" shall mean, collectively, the plumbing, sprinkler, fire suppression, heating, ventilating and air conditioning, electrical and mechanical lines and equipment associated therewith, located within and serving the Premises.

          During the Term, Tenant shall replace, as necessary, all Building Systems ("System Replacement Work") and the cost of all System Replacement Work performed by Tenant shall initially be paid by Tenant, subject to reimbursement by Landlord for a portion of such cost as provided in the following provisions of this paragraph. With respect to any System Replacement Work performed by Tenant pursuant to the preceding provisions of this paragraph, upon the earlier to occur of (x) the date which is eleven (11) months prior to the expiration of the term of this Lease (as the same may be extended in accordance with the terms hereof), or (y) the earlier termination of this Lease, Landlord shall reimburse to Tenant a percentage of the cost thereof, which percentage shall be the decimal equivalent of the fraction the numerator of which is the number of years (or fraction thereof) remaining in the useful life of the System Replacement Work in question at the time of such expiration or termination and the denominator of which is the full useful life of the System Replacement Work in question, (expressed in a number of years or fraction thereof), which useful life shall be determined by reference to the shortest useful life permissible under federal income tax regulations. Any amount to be reimbursed by Landlord to Tenant pursuant to the provisions of this paragraph shall be paid to Tenant within forty-five (45) days after receipt by Landlord of a statement of the amount to be paid which statement shall provide a detailed explanation of the calculation of the amount to be paid by Landlord (including, without limitation, the total cost of the work performed and Tenant's determination of the useful life of the System Replacement Work in question).

          Tenant shall maintain in reasonably good condition all lawns and planted areas on the Lot. Tenant shall also provide snow plowing of parking areas, walks and driveways within the Lot as reasonably necessary or appropriate.

     5.2. Landlord's Maintenance Obligations. During the Term, Landlord shall
          ----------------------------------
have a continuing obligation to maintain in good order, condition and repair the roof of the Building and the Building Structural Elements (as hereinafter defined) in good order, condition and repair and in accordance with all applicable laws, codes and regulations.

          In the event that Tenant damages any portion of the Building's roof or Building Structural Elements or Building Systems, then Tenant shall be responsible for any maintenance required as a result of such disturbance by Tenant. As used herein, the phrase "Building Structural Elements" shall mean the exterior and interior structures of the Building, including the exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building. Notwithstanding any of the foregoing to the contrary, Landlord shall have no obligation to maintain any Building Structural Elements or to contribute toward the cost of replacing any Building Systems which were installed by Tenant, or up-graded by Tenant or otherwise modified by Tenant. In addition, notwithstanding anything contained herein to the contrary, Landlord shall have no obligation with respect to any repairs, replacements, additions, alterations and improvements to the roof or Building Structural Elements or Building Systems required by any law, statute code, ordinance, by-law, rule or regulation of any governmental authority due to Tenant's particular use or manner of use of the Premises, which would not otherwise be required and necessary for the average office, manufacturing or research and development business.

                                  ARTICLE VI.
                                  -----------
                             Additional Covenants
                             --------------------

     6.1. Tenant's Covenants.  Tenant agrees during the Term and such further
          ------------------
time as Tenant (or any person acting under it) occupies any part of the Premises to perform the following, all at Tenant's cost.

          6.1.1.  Utilities.  Tenant shall arrange, provide and pay
                  ---------
directly for all water, sewer, oil, gas, electricity and other energy or utility services which serve the Premises and deposits or bonds in connection therewith. Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of any utility services.

          6.1.2.  Maintenance.  Subject only to Landlord's obligation in
                  -----------
Section 5.2 hereof, Tenant shall maintain, repair and keep in compliance with all governmental requirements the Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith.

          6.1.3.  Use and Compliance with Law.  Tenant shall occupy the
                  ---------------------------
Premises for no purpose other than the Permitted Uses, and only as and to the extent permitted under present and future laws, ordinances and bylaws and all regulations thereunder (including the Americans With Disabilities Act of 1990), permits, orders and conditions of any special permits or other governmental approvals ("Laws"). Tenant shall also keep the Premises equipped with appropriate safety appliances and comply with all requirements of insurance inspection or rating bureaus applicable from time to time to the particular manner of use (as opposed to the average manufacturing, research and development and offices uses) being made of the Premises or to Tenant particularly (as opposed to other tenants generally), or both, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with Tenant's use. Tenant may diligently contest any such laws so long as (a) such contest is made in good faith and (b) any such contest does not expose Landlord to any criminal liability or civil penalty, result in the possibility of any lien being imposed upon the Premises, or subject Landlord to any civil liability beyond the amount of any bond or cash collateral furnished by Tenant in the amount of any such liability. Tenant shall procure all appropriate approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. It is intended that Tenant bear the sole risk of all present or future laws affecting the Premises applicable to the particular manner of use (as opposed to laws generally applicable to manufacturing, research and development and offices uses) being made of the Premises and Landlord shall not be liable for, nor suffer any reduction in any rent on account of, the enforcement of such laws, it being understood and agreed that the provisions of the parenthetical in this sentence shall not in any way limit Tenant's responsibilities or obligations set forth in
Section 6.1.8 of this Lease.

          6.1.4.  Liens and Encumbrances.  Tenant shall keep the Premises
                  ----------------------
(and Landlord's interest therein) and Tenant's leasehold (and Tenant's interest therein) free of, and shall within one month discharge or bond any perfected lien, security interest or other encumbrance which arises as a result of any act or omission of Tenant or persons acting under Tenant.

          6.1.5.  Indemnity.  (a) Subject to the rights expressly reserved
                  ----------
to Landlord, Tenant shall assume exclusive control of the Premises, the parking areas available for Tenant's exclusive use and all sidewalks, walkways and driveways on the Lot and used in connection with the foregoing, and, except as provided below, Tenant shall bear the sole risk of all related tort liabilities. Except to the extent arising from the negligent or wrongful act or omission of any Landlord Indemnitee, or any person acting under any Landlord Indemnitee (other than Tenant and Tenant Indemnitees) Tenant shall indemnify, save harmless and defend Landlord and its partners, members, managers, mortgagees, agents and employees ("Landlord Indemnitees") from all liability, claim, damage, cost or loss (including reasonable fees of legal counsel of the Tenant's (or any insurer assuming liability) choice against whom Landlord makes no reasonable objection) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Premises, or (ii) bodily injury or property damage resulting from any condition of the Premises and/or the possession and use thereof or any activity permitted or suffered thereon during the Term (including hazardous materials or hazardous materials activities), or (iii) bodily injury or property damage resulting from any breach of any covenant, representation or certification contained in this Lease by Tenant or persons acting under Tenant, or (iv) bodily injury or property damage resulting from any negligent or wrongful act or omission anywhere by Tenant or persons acting under Tenant.

     (b) Except to the extent arising from the negligent or wrongful act or omission of any Tenant Indemnitee, or any person acting under any Tenant Indemnitee, Landlord shall indemnify, save harmless and defend Tenant and those claiming by, through or under Tenant ("Tenant Indemnitees") from all liability, claim, damage, cost or loss (including reasonable fees of legal counsel of the Landlord's (or any insurer assuming liability) choice against whom Tenant makes no reasonable objection) actually and reasonably suffered or incurred and arising in whole or in part out of, or in any manner connected with (i) any bodily injury or property damage resulting from any breach of any covenant, representation or certification contained in this Lease by Landlord or its agents, contractors and employees, or (ii) any bodily injury or property damage resulting from any negligent or wrongful act or omission anywhere by Landlord or Landlord's agents, contractors or employees.

          6.1.6.  Landlord's Right to Enter; Interruptions. Signage. Landlord
                  -------------------------------------------------
and persons acting under Landlord may upon such notice and in such as is reasonable under the circumstance (being at least 24 hours except in the case of an emergency) enter the Premises during business hours (and in case of emergency at any time) in exercise of any rights reserved to Landlord, or to inspect the Premises, or to take measurements of the Premises, or to secure or protect the Premises; and similarly at any time may show the Premises to prospective purchasers and lenders, and during the last 12 months of the Term prospective tenants, and during the last 6 months of the Term may keep affixed in suitable places reasonably approved by Tenant notices for letting. In addition, Landlord may affix at its expense a suitable sign reasonably acceptable to Tenant at each main entrance to the Premises identifying the Premises as property owned by Landlord. Except in case of emergency, Landlord's entering the Premises shall be subject to reasonable security conditions, if any, set forth in a notice by Tenant to Landlord. Landlord's rights will be exercised in a manner which will not unreasonably interfere with Tenant's operations and will be consistent with Tenant's reasonable security measures.


          6.1.7.  Personal Property at Tenant's Risk.  All personal property of
                  ----------------------------------
any person which is located on or near the Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to persons or property resulting from any accident, theft, vandalism or other occurrence on the Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defects, structural or non-structural failure, or any other cause except to the extent such loss or damage is caused solely and directly by Landlord's negligence.


          6.1.8.  Damage. Nuisance. Etc.  Tenant shall not itself, or permit or
                  ---------------------
suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface or damage Landlord's property, the Premises or any part or component thereof commit any nuisance; permit the emission, discharge, release or other escape of any oil or petroleum products, asbestos, polychlorinated biphenyls or any biologically or chemically active or other hazardous or toxic materials, substances or wastes whether in solid, liquid or gaseous state (collectively, "hazardous materials") so as to impregnate, impair or in any manner affect, even temporarily, any element or part of the Premises or the property or person of others, or allow the storage, generation, disposal or use of such materials (collectively "hazardous materials activities") in any manner prohibited by law; nor shall Tenant permit to be brought onto the Premises any such materials except to use in the ordinary course of Tenant's business or permit any waste of the Premises. If Landlord reasonably believes (after appropriate inquiry) that a release may have occurred or a threat of release exists on or about the Premises by reason of any act or omission of Tenant or persons acting under Tenant or Tenant's hazardous materials activities do not conform to all laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and if such testing reveals that Tenant has violated the foregoing provisions, the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as additional rent. Without limitation, hazardous materials shall include all substances or materials, in whatever form, described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.; in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; in the Hazardous Materials Transportation Act; in the

Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E and all other laws governing similar matters as they may be amended from time to time. In addition, in connection with any sale or financing by Landlord, Tenant shall execute reasonable and customary affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief (but without duty of inquiry) regarding the presence or absence of hazardous materials on the Premises provided that Landlord shall reimburse Tenant for any reasonable third party costs actually incurred in connection therewith (to the extent Tenant would not be obligated to execute and deliver such instrument in the absence of such sale or financing), and also provided that Tenant shall in no event be required to incur or assume additional liability or obligation in so doing which Tenant does not already have under the terms of this Lease or under law. In all events and without limitation, Tenant assumes liability pursuant to Section 6.1.5 for any personal injury or property damage (including loss of use) or any other cost or expense resulting in claims arising out of the discharge, dispersal, release or escape of hazardous materials or any pollutants or contaminants whatsoever occurring on the Premises by reason of any act of omission of Tenant or persons acting under Tenant whether before or during the Term of this Lease, and for so long thereafter as Tenant or persons acting under Tenant remain in occupancy of any portion of the Premises, and Tenant shall indemnify Indemnitees in the manner elsewhere provided in Section 6.1.5 of this Lease with respect to hazardous materials and hazardous materials activities (and for these purposes the costs and loss indemnified shall include any costs of investigation of site conditions, any cleanup, remediation, removal or restoration work and any lost rents). Without limiting the foregoing, Tenant shall promptly take all actions at its sole expense as are necessary to remediate the conditions caused by such materials in accordance with and to the extent required by law; provided that such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices. The provisions of this Section shall survive the Term.

          6.1.9.   Yield Up.  At the termination of the Term, Tenant (and all
                   --------
persons claiming through Tenant) shall without the necessity of notice surrender the Premises and all keys (or lock combinations) to the Premises; and shall remove all Tenant Work which Landlord notified Tenant it would be required to remove at the time it approved such Work (excluding partitions, floor coverings and wall coverings), and all trade fixtures and personal property whether or not bolted or otherwise attached, and all of Tenant's signs wherever located, in each case repairing damage which results from such removal and restoring the Premises to substantially the same tenantable condition of the Premises on the Commencement Date. Tenant shall yield up the Premises broom-clean, reasonable wear, damage by casualty or taking or damage by Landlord's negligence or failure to perform hereunder excepted. Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord upon demand.

          6.1.10.  Holding Over.  If Tenant (or anyone claiming through Tenant)
                   ------------
shall remain in possession of the Premises or any part thereof after the expiration or termination of the

Term without a written agreement executed by Landlord, then without limit to Landlord's other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro rated for such portion, of any partial month as Tenant or such party shall remain in possession) at a rate equal to two times the amount payable as Annual Base Rent for the then expiring Lease year, and with all additional rent also payable as provided in this Lease; and after Landlord's acceptance of the full amount of such rent for the first month following the Term the person remaining in possession shall be deemed a tenant at sufferance at such rent but shall be otherwise subject to all of the provisions of this Lease. In any case, Tenant shall remain liable to Landlord for all actual damages resulting from such breach with the amount of any rent accepted by Landlord on account of the holding over considered in mitigation of such damages.

          6.1.11.  Transfer - Assignment and Subletting.  Except for Permitted
                   ------------------------------------
Transfers (hereinafter defined), Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all of the foregoing actions are collectively referred to as a "Transfer") without obtaining, on each occasion, the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

     For purposes of this Lease, a Permitted Transfer shall mean an assignment of this Lease by Tenant to its wholly owned subsidiary or immediate controlling corporation or affiliated corporation (for such period of time as such corporation remains such a subsidiary or such a controlling corporation or such an affiliated corporation, respectively, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such corporation ceases to be such a subsidiary or such a controlling corporation or such an affiliated corporation, respectively, of Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section 6.1.11 and not a Permitted Transfer), provided (and it shall be a condition of the validity of any such assignment) that such wholly owned subsidiary or such immediate controlling corporation or such an affiliated corporation first agree directly with the Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.

     As used herein, "affiliate" shall mean any entity that is under common direct or indirect control with Tenant. "Control" shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity (which includes the right to elect the directors of the corporation or the equivalent if such entity is not a corporation).

     In addition, for the purposes of this Lease, the sale or transfer (which term shall include, without limitation, the exchange, issuance and redemption) of forty-nine percent (49%) or more, or such smaller percentage as would result in a change in the voting control, of the voting stock of Tenant (if the Tenant is a corporation), the voting stock of any corporate guarantor of Tenant

(whether or not specified in Section 1.1 hereof), or the voting stock of any immediate or remote controlling corporation of Tenant (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such transfer shall have occurred), or any other transaction(s) overall having the effect of a change in voting control or substantially the same effect if the entity in question is not a corporation (such as, without limitation, a change in the number or the identity of partners of a partnership or of beneficiaries of a trust), shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease and shall be governed by the provisions of this Section 6.1 .11 and shall not be a Permitted Transfer; provided, however, that the provisions of this sentence shall not apply to the transaction by which Tenant becomes, or to the trading of Tenant's voting stock while the Tenant remains, a so-called reporting public corporation under the provisions of the Securities Exchange Act of 1934, as amended, the outstanding voting stock of which is registered in accordance with the provisions of the Securities Act of 1933, as amended, and actively traded on the New York Stock Exchange or another recognized, national securities exchange (and for the purposes hereof, the term 'voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation).

     Notwithstanding the foregoing provisions of this Section 6.1.11, in the event that all or substantially all of Tenant's operations are being transferred to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, the Landlord will not unreasonably withhold consent to an assignment of this Lease to said resulting or acquiring entity, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) such entity shall first agree directly with the Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other charges provided for under this Lease, and the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) the Tenant shall furnish Landlord with such information regarding such entity as Landlord may reasonably require, including, without limitation, information regarding good financial ability and business experience , and Landlord determines in the Landlord's reasonable judgment that such entity
(a) at the time of such assignment, is of good creditworthiness and net worth at lest equal to those of Tenant herein named on the date of the execution hereof (or, if then greater, on the date such consent is requested), and (b) is acquiring such operations as a going business. In addition, if the performance of the obligations of the Tenant herein named are guaranteed, then such entity or a substantially comparable guarantor shall be of net worth and creditworthiness at least equal to those of the then existing guarantor of the Tenant.

     In the event Tenant assigns this Lease or sublets the whole or any part of the Premises (other than as expressly hereinabove permitted to its wholly owned subsidiary or its immediate controlling corporation or with the Landlord's prior written consent), in addition to and without limiting any of Landlord's rights and remedies on account of the resulting default hereunder by Tenant, Landlord shall have the right to terminate this Lease by giving Tenant notice of Landlord's desire so to do, in which event this Lease shall terminate on the date specified by Landlord in such notice all as if such date were the date specified in Section 1.1 hereof as the Expiration Date.

     If Tenant does enter into a Transfer permitted hereunder (other than a Permitted Transfer), and if the consideration, rent, or other charges payable to Tenant under such transfer exceed the sum of (i) the Annual Base Rent and Additional Rent to be paid hereunder (pro rated based on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Premises) and (ii) Tenant's Transfer Expenses, then Tenant shall pay to Landlord, as additional rent, the entire amount of such excess in the case of an assignment and fifty per cent (50%) of such excess in the case of a subletting, when and as received. Tenant shall not, however, be required to include in any such calculation any proceeds from a sale or rental to the Transferee of any of Tenant furniture, fixtures or equipment located in or on the Premises provided that any value allocated to such furniture, fixtures and equipment is a good faith approximation of the actual value thereof. Tenant's Transfer Expenses shall mean Tenant's reasonable and necessary payments to third parties in connection with such a Transfer including, without limitation, those incurred on account of brokerage, legal and fit-up costs together with such share, if any, of the unamortized cost of any Tenant Work as is reflected in the consideration, rent and other charges payable to Tenant (it being understood that Tenant shall be entitled to first recover all of Tenant's Transfer Expenses before Landlord shall be entitled to receive any portion).

     It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment of this Lease or to any proposed subletting of all or any part of the Premises if Landlord determines in the exercise of its prudent business judgment that the following conditions have not been satisfied: (i) the proposed assignee or sublessee has a good business reputation; (ii) the use to be made of the Premises by the proposed assignee or sublessee shall not be of a type of use which is reasonably likely to cause more extensive wear and tear to the Premises than that to be carried on by the Tenant herein named (to the extent that the same is not reparable as required herein) or to pose a threat of environmental contamination or harm to any third party or injury to the Building and will not create any additional expenses or costs to the Landlord, and is otherwise reasonably consistent with all of the terms, covenants and conditions of this Lease; and (iii) neither the proposed use nor the proposed assignee or sublessee will adversely affect the residual value of the Building after the expiration of the Term. It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder (to the extent appropriate in the case of a sublease), including, without limitation, the covenant against further assignment or subletting, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of Tenant hereunder, and Tenant shall remain fully liable therefor. Tenant shall, upon demand, reimburse Landlord for the actual and reasonable third party legal fees and expenses incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises.

     In all events notwithstanding any Transfer, and whether or not the same is a Permitted Transfer or consented to, Tenant's and any guarantor's liability to Landlord shall remain direct and primary. In the case of any requested consent to a Transfer, Tenant shall deliver to Landlord at the time of such Transfer (i) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, and (ii) a written agreement of the Transferee, in form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants and conditions of this Lease (to the extent appropriate to a sublease). Any assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and Tenant agrees that such assignee's failure to do so shall be grounds for withholding of Landlord's consent). So long as an Event of Default exists hereunder, Landlord may collect rent and other charges from such Transferee (and upon notice such Transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges herein reserved, but no such collection shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant or any guarantor from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further assignment, subletting, license or occupancy; nor shall Landlord's consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. Failure by Landlord to consent to a proposed transfer shall never cause a termination of this Lease.

     6.2.  Landlord's Covenants; Quiet Enjoyment.  Tenant, subject to the terms
           -------------------------------------
and provisions of this Lease, upon payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any persons claiming under Landlord to have title to the premises superior to Tenant, and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder.

     6.3.  Interruptions.  Landlord or its agents or contractors, Landlord shall
           -------------
not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents, employees or independent contractors entering the Premises and/or the Lot for any of the purposes authorized in this Lease. In case Landlord is prevented or delayed from performing any covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes constructive eviction from the Premises. Except in emergencies, Landlord will, at Tenant's request, stop such services or utilities only after business hours.

     6.4.  Real Estate Taxes and Insurance.  To the extent not required to be
           -------------------------------
paid by Tenant hereunder, Landlord shall pay, on or before the date due, all real estate taxes on the Premises and Lot, and Landlord shall pay, on or before the date due, all insurance premiums on insurance required to be carried by Landlord as provided below so long as Tenant has made timely payment of all
                     -----
additional rent under Sections 4.3.1 and 4.4.1.


     6.5.  Landlord's Hazardous Materials Responsibilities.  Landlord shall not
           -----------------------------------------------
itself, nor shall it permit or suffer persons acting under Landlord, either with or without negligence, to release during the Term hereof any hazardous materials prohibited by law on the Lot. Except as the same are made Tenant's responsibility by the provisions of Section 6.1.8, Landlord shall promptly take all actions at its sole expense as are necessary to remediate any release of hazardous materials in accordance with and to the extent required by law. Landlord shall indemnify, save harmless and defend Tenant from all liability, claim, damage, cost or loss (including reasonable fees of legal counsel of the Landlord's (or an insurer assuming liability) choice against whom Tenant makes no reasonable objection) which may at any time (whether or not prior to or after expiration of the Term of this Lease) be imposed upon, incurred by or asserted or awarded against Tenant arising from or out of the violation of the foregoing provision.


     6.6.  Landlord's Casualty Insurance.  Landlord shall maintain the following
           -----------------------------
insurance on the Premises: (a) property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord carry less than "special form" property damage insurance, with so-called "broad-form" coverage (including change in law endorsements), in an amount equal to one hundred percent (100%) of the full replacement cost of the Building (excepting footings and foundations) and other improvements comprising the Premises, with an agreed amount clause, and including a waiver of subrogation; and (b) rent continuation insurance for a period of at least two years in an amount not less than the gross annual rental income hereunder (meaning Annual Base Rent and all additional rent payable). Tenant shall be named as an additional insured under such policy, as its interest may appear. Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.


                                 ARTICLE VII.
                                 ------------

                          Insurance; Casualty, Taking
                          ---------------------------

     7.1.  Insurance by Landlord.  If Tenant fails to perform any covenant in
           ---------------------
Section 7.1.1, then without limiting any of Landlord's other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may obtain such insurance, and Tenant shall pay the actual cost thereof upon demand as additional rent.

           7.1.1.  Public Liability Insurance.  Tenant shall maintain throughout
                   --------------------------
the Term (and such further time as Tenant or any person claiming through it occupies any part of the Premises) commercial general liability insurance against all claims for injury to persons or property in connection with the Premises naming Landlord (and if requested, Landlord's mortgagees and Landlord's members, managers, partners, property manager and any other party in privity of estate with Landlord) as additional insureds, in an amount which shall be equal to the amount set forth in Section 1.1. Such insurance shall provide that it will not be subject to cancellation, termination or change except after at least 30 days' prior written notice to Landlord (and Landlord's mortgages and other additional insureds). Each such policy shall be written by a reputable and financially sound, duly licensed and admitted insurance company with an AM Best rating of A-VII or better. A duly executed certificate and copy of such policy shall be deposited with Landlord at the beginning of the Term, and a renewal certificate shall be so deposited not less than 30 days prior to their normal expiration. Such insurance may be maintained in part through so-called "umbrella" coverage reasonably satisfactory to Landlord.

     7.2.  Waivers of Subrogation.  Any insurance carried by either Landlord or
           ----------------------
Tenant with respect to the Premises or personal property on the Premises shall include an endorsement containing a waiver by the insurer of its rights of subrogation against the other party, to the extent available (and if available only at an additional cost, then if the other party agrees to pay such additional cost). Without limiting any other provisions of this Lease, each party hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance, to the extent of the recovery under such insurance (or to the extent of the recovery that could have occurred if coverage had been maintained as expressly required by this Lease).

     7.3.  Damage or Destruction of Premises.  If the Premises or any part
           ---------------------------------
thereof shall be damaged by fire or other insured casualty, then, subject to the following provisions of this Section, Landlord shall proceed with diligence, subject to then applicable laws and at the expense of Landlord (but only to the extent of insurance proceeds received and made available to Landlord by any mortgagee, Landlord agreeing to make available funds in the amount of Landlord's deductible and to use diligent efforts to obtain the mortgagee's consent to release of such proceeds) to cause to be repaired such damage, excluding any items installed or paid for by Tenant which Tenant is required or permitted to remove upon expiration (which items shall be Tenant's responsibility to repair). However, if any damage occurs through the act or neglect of Tenant or persons acting under Tenant or if any act or neglect of Tenant or such person prevents Landlord or its mortgagees from collecting all insurance proceeds, then the cost of repairing the casualty damage shall be paid by Tenant and there shall be no abatement of rent except to the extent any insurance proceeds are actually received by Landlord or mortgagees or proceeds would have been recovered if Landlord had maintained the insurance required to be maintained under Section
6.4 (Landlord agreeing to, if necessary). If any casualty occurs to more than fifty percent of the Premises during the last eighteen (18) months of the Term (as the same may have been extended), then in any such case, this Lease and the Term hereof may be terminated at the election of Landlord or Tenant by a notice in writing of its election so to terminate given to the other party within two
(2) months following such casualty, the effective termination date being not less than thirty (30) nor more than sixty (60) days after the date of such notice.


     Tenant shall be entitled to a just abatement of Annual Base Rent and all Additional Rent during the period of impaired use of the Premises. If neither Landlord nor such mortgagee (i) has commenced such replacement within the earlier of six (6) months following such casualty, or (ii) having so commenced such replacement, has substantially completed such restoration within twelve
(12) months following such casualty, then Tenant may, until any such aforesaid replacement commences in the case of (i) or is so completed in the case of (ii), terminate this Lease by giving at least thirty (30) days prior written notice thereof to Landlord (which termination shall be vitiated and rendered null and void if Landlord or such mortgagee so commences in the case of (i) or completes in the case of (ii) within said thirty (30) day period).

Except as provided in this paragraph, Tenant's obligation to pay all rent and to perform and observe all other covenants and conditions of this Lease shall not be affected by any damage or casualty, and the Term of this Lease and rent hereunder shall continue nonetheless.

     7.4.  Eminent Domain.  In the event that all or any substantial part of the
           --------------
Premises (meaning more than 25% of floor area) is taken, or if substantially all of Tenant's access to the Premises is taken and not replaced by Landlord with reasonable promptness, or if Tenant's parking is taken and not replaced by Landlord with reasonable promptness (not to exceed 15 days) such that Tenant has less than two parking spaces for each 1,000 square feet of rentable square feet of the Premises remaining following such taking (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Landlord's or Tenant's election 30 days after such notice, and Annual Base Rent, Additional Rent and other charges shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, Landlord shall within the time periods described in Section 7.3 above, diligently restore what may remain of the Premises (excluding any items installed or paid for by Tenant which Tenant is permitted or may be required to remove upon expiration) to a tenantable condition. In the event some portion of rentable floor area is taken (other than for temporary use) and this Lease is not terminated, Annual Base Rent, Additional Rent and other charges shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use (meaning a period of one year or less), (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.


     So long as Tenant is not then in breach of any covenant or condition of this Lease following notice thereof and expiration of any applicable cure period, any specific damages which are expressly awarded to Tenant on account of its furniture, fixtures or relocation expenses, and specifically so designated, shall belong to Tenant. Except as provided in the preceding sentences of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise (except those expressly awarded to Tenant as provided above).

                                 ARTICLE VIII.
                                 -------------

                                    Default
                                    -------

     8.1.  Events of Default.  An Event of Default shall exist hereunder if (i)
           -----------------
Tenant fails to pay Annual Base Rent, additional rent or any other sum when due and such default continues for ten (10) days after notice is given; or (ii) if more than two payment default notices are properly given under clause (i) in any twelve month period, or (iii) if Tenant makes any Transfer of the Premises in violation of this Lease, or (iv) if a petition is filed by Tenant for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or if any similar petition is filed against Tenant and such petition is not dismissed within ninety days thereafter, or (v) if any representation or warranty expressly made in writing by Tenant is untrue in any material respect and the same is not cured within thirty (30) days after notice to Tenant specifying in reasonable detail the representation or warranty breached and the facts giving rise to the breach thereof, or (vi) if Tenant falls to perform any other covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for thirty (30) days after notice is given, provided, however, that such thirty (30) day period shall be reasonably extended in the case of non-monetary default if the matter complained of can be cured but the cure cannot be completed within such period and Tenant begins promptly and thereafter diligently completes the cure; but if such matters cannot be cured then there will be no cure period). Upon the occurrence of any Event of Default, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord's former estate. At Landlord's election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may, by proper judicial proceedings, expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach. If any payment of Annual Base Rent, additional rent, or other sum is not paid within five (5) days following the due date thereof, then (in addition to Landlord's foregoing remedies) Landlord may at its option in addition to all other remedies hereunder impose an administrative late charge on Tenant equal to 3% of the amount in question for every failure so to pay when due, which late charge will be due upon demand as additional rent.


     If the Term is terminated for default, the Tenant covenants, as an additional cumulative obligation after such termination, to pay on demand all of Landlord's actual and reasonable third party costs, including attorneys fees, related thereto and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for relettings and the like ("Reletting Expenses"). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms which may be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable in connection with any such relettings, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant's liability.

     If the Term of this Lease is terminated for default, then unless and until Landlord elects lump sum liquidated damages described in the next paragraph below, Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums to be paid by Tenant and not then paid.

     If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord, at Landlord's election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to the sum of
(i) all sums to be paid by Tenant hereunder which are due and unpaid at the time of such election, plus (ii) the excess of all of the Annual Fixed Rent and Additional Rent reserved for the residue of the Term (with additional rent on account of taxes and insurance deemed to increase 3% in each year on a compounding basis), over the then net fair rental value of the Premises for the same period, discounted to the then net present value at an interest rate equal to (x) the Base Rate as announced by BankBoston, N.A. (or its successor by merger), as then in effect, minus (y) one percent (1%).

     Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

     8.2.  Remedies Cumulative; Jury Waiver.  The specific remedies to which
           --------------------------------
either party may resort under this Lease, and all other rights and remedies are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of either party to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time. Landlord and Tenant waive trial by jury in any action to which they are parties.

     8.3.  Waivers of Default; Accord and Satisfaction.  No consent by Landlord
           -------------------------------------------
or Tenant to any act or omission which otherwise would be a breach of covenant shall be construed to permit other similar acts or omissions. Neither party's failure to seek redress for violation or to insist upon the strict performance of any covenant, neither the payment by Tenant nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such waiver is in writing, signed by the party benefiting from such covenant and delivered to the other party. No acceptance by Landlord of a lesser sum than the Annual Base Rent, additional rent or any other sum due shall be deemed to be other than on account of the earliest installment of such rent or other sum due, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or similar act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice (except as to any payment expressly accepted by Landlord in waiver thereof which waiver is confirmed by Landlord in writing).


     8.4.  Curing and Enforcement.  If either party fails to perform any
           ----------------------
covenant within any applicable cure period following written notice thereof, then the other at its option may (without waiving any right or remedy for the other's non-performance) at any time thereafter perform the covenant for the account of the other party (without regard, in the case of any failure to perform by Landlord, to the extended cure right afforded to Landlord's mortgagee under Section 10.1 hereof). Each party shall reimburse the other's actual and reasonable third party costs (including reasonable attorneys' fees) of so performing on demand. Notwithstanding any other provision concerning cure periods, each party may cure any nonperformance for the account of the other after such notice to the other, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons, or to protect the curing party's interest in the Premises.


                                  ARTICLE IX.
                                  -----------

                           Miscellaneous Provisions
                           ------------------------

     9.1.  Notice.  All notices, consents, approvals and the like shall be in
           ------
writing and shall be delivered in hand, by any courier service providing receipts, or mailed by certified mail addressed, if to Tenant, at the Original Address of Tenant or such other addresses (up to three in total) within the United States as Tenant shall have last designated by notice to Landlord, with a copy sent in like manner to Stephen T. Langer, Esq., Mintz Levin, One Financial Center, Boston, MA 02111 and, if to Landlord, at the Original Address of Landlord or such other address within the United States as Landlord shall have last designated by notice to Tenant, with a copy sent in like manner to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110, Attention:
Phillip G. Levy, Esq. If requested, Tenant shall deliver copies of all notices in like manner to Landlord's mortgagees and other persons having a relationship to the Premises at such address within the United States as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given upon delivery, attempted delivery or refusal of delivery, whichever occurs first, to any person reasonably appearing to be an agent or employee working in the offices of the addressee.


     9.2.  Limitation of Landlord's Liability.  Tenant agrees that Landlord
           ----------------------------------
shall be liable only for breaches of its covenants occurring while it is owner of the Premises (provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Premises, then Landlord's period of ownership of the Premises shall be deemed to mean only that period while Landlord holds such leasehold interest). Tenant (and each person acting under Tenant) agrees to look solely to Landlord's interest from time to time in the Premises and Lot, together with the rents, issues, profits and proceeds of the same, for satisfaction of any claim against Landlord. No trustee, beneficiary, partner, manager, member, agent or employee of Landlord (or of any mortgagee or any ground or improvements lessor) shall ever be personally or individually liable; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Premises, and such rents, issues, profits and proceeds. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Premises except as otherwise set forth herein. In no event shall Landlord or Tenant ever be liable to the other for indirect or consequential damages. As used in this Lease, the term Landlord shall mean the party from time to time holding Landlord's interest hereunder.


     9.3.  Excusable Delay.  If either party is delayed in performing it
           ---------------
obligations (other than an obligation to pay money) hereunder by causes beyond such party's reasonable control, including war, civil commotion, acts or regulations of government, moratoria and casualty, theft, labor difficulties, or the unavailability of labor, materials, equipment or utilities from customary sources upon customary terms, or by acts, neglects or delays of the other party (or persons acting under such other party), then such delay shall not be counted in determining the time during which such performance is to be completed. Financial inability will never be a cause beyond either party's control.


     9.4.  Applicable Law and Construction.  This Lease may be executed in
           -------------------------------
counterparts. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of the state where the Premises are located. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted and assigns. Where the phrases persons acting under Landlord or Tenant" or "persons claiming through Landlord or Tenant" or similar phrases are used, the persons included shall be invitees of Landlord or Tenant or any transferee or independent contractor of Landlord or Tenant and all of their respective employees, servants, contractors, agents and invitees. The titles are for convenience only and shall not be considered a part of the Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the purported exercise shall be ineffective. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless a party's approval or consent is to be required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld at the party's sole discretion. Where Landlord is required reasonably to consent to or approve any matters, the same shall always be subject to obtaining the prior approval of any mortgagee having approval rights as to such matters under any mortgage (which Landlord agrees to use reasonable efforts to obtain in those instances where Landlord intends so to grant its consent or approval). The submission of a form of this Lease or any of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint ventures or any relationship other than landlord and tenant. All covenants of this Lease, except covenants to pay

Annual Base Rent and respecting the care of the Premises, shall survive the Term. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.


     9.5.  Estoppel Certificate.  Within fifteen (15) days of either party's
           --------------------
request, the other agrees to execute, acknowledge and deliver a statement in writing certifying whether this Lease is in full effect (or if there has been any amendment whether the same is in full effect as amended and stating the amendment or amendments), the Commencement Date, the amount of and the dates to which the Annual Base Rent (and additional rent and all other charges) have been paid and, as of its best knowledge and belief, any other information concerning performance, construction, tenancy, possession or other matters of reasonable interest to prospective lenders or purchasers. Both parties agree that any such statement may be relied upon by any person to whom the same is delivered.


     9.6.  Notice of Lease.  Neither party shall record this Lease, but each
           ---------------
party will, upon request of the other, execute a recordable notice of lease in form reasonably approved by the parties and which notice shall contain the provisions of this Section, and upon expiration or termination of the Term for whatever reason a like notice of termination of lease.


     9.7.  Landlord's Default.  Landlord shall use due diligence in performing
           ------------------
its covenants under this Lease. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagee of which Tenant has notice) and Landlord (or any such mortgagees at its sole discretion) fails to perform within 30 days (provided, however, that such period shall be reasonably extended if such performance begins promptly within such period and thereafter is diligently pursued or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins and diligently pursues curing with reasonable promptness).


     9.8.  Brokers.  Each party warrants and represents to the other that it
           -------
has not dealt with any broker in connection with this Lease or the Premises except for the Brokers, if any, listed in Section 1.1; and each agrees to indemnify and save the other harmless in the manner elsewhere provided in this Lease from any breach of this warranty and representation, which will survive the termination of the Term. Landlord agrees to pay any commission due to Landlord's Broker.

     9.9.   Intentionally Deleted.
            ----------------------


     9.10.  Tenant as Business Entity.  Tenant and Landlord each warrant and
            -------------------------
represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b)each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each is in compliance with all laws and orders of public, authorities applicable to it; (d) each has duly executed and delivered this Lease; (e) the execution, delivery and performance by each of this Lease (i) are within the powers of each, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which each is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of it's property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of each in accordance with its terms. This warranty and representation shall survive the expiration or earlier termination of the Term.


     9.11.  Security Deposit.  On the execution of this Lease, Tenant shall pay
            ----------------
to Landlord as a security deposit for the performance of the obligations of Tenant hereunder any amount specified therefor in Section 1.1. Said security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease after notice thereof and the expiration of any applicable cure period, Landlord may, but shall not be obliged to, apply the security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such security deposit to the original amount thereof upon demand. Within 30 days after the expiration or sooner termination of the Term the security deposit, to the extent not so applied, shall be returned to the Tenant without interest.


     9.12.  Financial Reports.  So long as Tenant and/or any guarantor
            -----------------
respectively do not publicly report substantially the following financial information to governmental authorities such as the Securities and Exchange Commission, Tenant shall provide to Landlord with respect to both Tenant and guarantor: (i) if either Tenant or guarantor compile the same for any other purpose, quarterly reports (with respect to such quarter and the year to date) delivered within forty-five (45) days after the end of each of the four quarters) and (ii) in any case, an annual report (within ninety (90) days or such additional reasonable time as may be necessary to diligently complete the same after the end of each fiscal year) concerning their respective operations prepared in accordance with either generally accepted accounting principles or internationally accepted accounting standards as applicable to Tenant and guarantor respectively, including balance select, income statement, statement of changes in cash flow (annual report only). The quarterly, if any, and annual reports shall be certified by the chief financial officer of Tenant and guarantor respectively and the annual report shall be audited, at Tenant's expense, by an independent certified public accountant. Tenant warrants and represents that to the best of its knowledge the information contained in all such reports will be materially true and complete.

Tenant also shall promptly (and in any event within 15 days after Tenant's own receipt of notice) notify Landlord of any pending or threatened (if such threat is contained in a written notice to Tenant or guarantor) suits, or proceedings at law or in equity, or before or by any governmental authority or arbitration panel, which (i) if adversely determined would materially affect the financial integrity or he viability of Tenant or guarantor or (ii) involve the validity or enforceability of this Lease.


     9.13.  Inducement Payment.  As soon as the following conditions have been
            ------------------
met: (i) there exists no default by Tenant of any of its obligations hereunder,
(ii) the Rent Commencement Date shall have occurred as provided herein and Tenant shall have timely made its first payment of Base Rent hereunder and shall have commenced occupying the Premises; and (iii) Tenant shall have delivered an Estoppel Certificate to Landlord and any mortgagee as contemplated under Section 9.5, and (iv) Tenant shall have furnished an affidavit in form and substance satisfactory to Landlord stating that all of the Tenant's Work theretofore completed has been paid for in full (subject to retainage of up to ten percent (10%) ("Retainage") and that any and all liens therefor that have been or may be filed have been satisfied of record or waived, then the Landlord shall pay to Tenant the sum of FIVE HUNDRED NINETY THOUSAND DOLLARS ($590,000.00) as an inducement to Tenant to enter into this Lease ("Landlord's Payment").


     9.14.  Special Provision Regarding Letter of Credit.  Landlord is entering
            --------------------------------------------
into this Lease with Tenant based upon Tenant's commitment to fulfill all of Tenant's obligations hereunder (collectively, the "Obligations"). To secure Tenant's Obligations under this Lease, upon the execution of this Lease Tenant shall furnish Landlord with an unconditional irrevocable Letter of Credit in the face amount of $1,032,500 (the "Face Amount"), naming Landlord as the beneficiary thereof, in form and substance and issued by a nationally-chartered bank reasonably satisfactory to Lender (the "Letter of Credit"). The Letter of Credit shall contain a so-called "evergreen " clause and shall remain outstanding until the Rent Commencement Date shall have occurred, and (y) Tenant shall have made its first payment of Base Rent hereunder, and (z) there shall be no default by Tenant hereunder (the date upon which all such conditions have been satisfied shall be referred to herein as the "Release Date"), and shall specifically permit partial drawings. Upon the occurrence of an Event of Default by Tenant hereunder, then, without prejudice to any other rights and remedies available to Landlord at law or in equity or hereunder on account of such default, Landlord shall have the right (but not the obligation) to draw upon the Letter of Credit in any amount up to the full Face Amount thereof. No amounts drawn by Landlord under the Letter of Credit shall be deemed to be a cure of Tenant's default. Landlord shall reimburse Tenant for the amount of any letter of credit fee charged by the issuing bank (up to a maximum of 2% of the Face Amount).


  Upon the Release Date, provided all of Tenant's Obligations have been satisfied, the Letter of Credit shall be returned to Tenant under this Section 9.14.

                                  ARTICLE X.
                                  ----------
                             Landlord's Financing
                             --------------------

     10.1.  Subordination and Superiority of Lease.  Tenant agrees that this
            --------------------------------------
Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Premises (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as "mortgage," and the holder or lessor thereof from time to time as a "mortgagee"), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; provided,
                                                                ---------
however that the mortgagee executes and delivers to Tenant a written and
-------
recordable agreement, in form reasonably satisfactory to Tenant, in which the mortgagee agrees that such mortgagee shall not disturb Tenant in its possession of the Premises or in the enjoyment of its other rights hereunder, upon Tenant's attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.


     Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Except as may be provided in any subordination agreement between mortgagee and Tenant, until a mortgagee (either superior or subordinate to this Lease) either takes possession of the Premises or forecloses Landlord's equity of redemption (or terminates in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord's obligations hereunder, and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord's interest and then only as limited herein. No mortgagee shall be bound by any payment of rent more than one month in advance unless it shall have consented thereto. Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been designated pursuant to Section 8.1; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no more than thirty (30) days (to be reasonably extended in the same manner Landlord's cure period is to be extended) following Landlord's cure period during which such mortgagee may, but need not, cure any non-performance by Landlord.

     10.2.  Rent Assignment.  If from time to time Landlord assigns this Lease
            ---------------
or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for nonperformance of Landlord's obligations which occur after it succeeds to and only while it holds Landlord's interest in the Premises.


     10.3.  Other Instruments.  The provisions of this Article shall be self-
            -----------------
operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any commercially reasonable subordination, attornment or priority agreements or other instruments from time to time requested by Landlord or any mortgagee, provided that Tenant's obligations hereunder shall not be increased and Tenant's rights shall not be diminished thereby. Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.


     10.4.  Mutual Cost of Enforcement; Interest.  If either party is required
            ------------------------------------
to litigate against the other, then the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and other costs of such litigation. If any amount due hereunder remains unpaid after its due date, such amount shall bear interest at a per annum rate equal to 4 points above the Prime Rate, as announced from time to time by BankBoston, N.A. at its Boston office.


                                  ARTICLE XI.
                                  -----------

     11.1.  Special Provisions Regarding Potential Expansion Space. Landlord
            ------------------------------------------------------
has advised Tenant that it may be possible under applicable laws and codes to expand the size of the Building (the "Potential Expansion") by approximately 40,000 rentable square feet (the "Potential Expansion Space"). Tenant acknowledges that Landlord has made no representations or warranties whatsoever regarding the feasibility of constructing or the feasibility of obtaining any federal, state and local permits and approvals and approvals of third parties (including, without limitation, Landlord's mortgagee(s)) which may be necessary to permit the construction and/or operation of the Potential Expansion ("Permits and Approvals"). Landlord hereby grants Tenant the exclusive right to negotiate with Landlord as to the rental of the Potential Expansion Space on the terms and conditions set forth herein. During the term of this Lease, Landlord shall not commence any expansion of the size of the Building (or construction of additional buildings on the Lot) without first notifying Tenant of its intent to do so ("Landlord's Expansion Notice"). Landlord's Expansion Notice shall be prepared in good faith and include the material business terms and conditions upon which Landlord would process necessary applications for obtaining Permits and Approvals, and thereafter construct the Potential Expansion Space and lease such space to Tenant. Tenant shall have ten (10) business days following its receipt of Landlord's Expansion Notice to respond in writing to Landlord as to whether or not Tenant is interested in leasing the Potential Expansion Space on the terms and conditions set forth in Landlord's Notice. Tenant's failure to respond within such ten (10) business day period shall be deemed to be Tenant's election not to lease the Potential Expansion Space and shall constitute a waiver of Tenant's rights under this Section 11.1. If Tenant notifies Landlord within such ten (10) business day period that it is interested in leasing such Potential Expansion Space, Landlord and Tenant shall execute an amendment to this Lease providing for the construction and leasing of the Potential Expansion Space on the terms and conditions contained in Landlord's Expansion Notice (or on such other terms and conditions as may be mutually acceptable to both parties at such time) and Landlord shall thereafter use good faith efforts to obtain the Permits and Approvals. Landlord's inability to obtain the Permits and Approvals shall not constitute a default under the Lease or give rise to any remedy on the part of Tenant.

     Unless and until Tenant receives Landlord's Expansion Notice, Tenant shall have the right to notify Landlord of Tenant's desire to have the Potential Expansion Space constructed ("Tenant's Expansion Notice"). Landlord shall have twenty (20) business days following its receipt of Tenant's Expansion Notice either (i) to furnish Tenant with Landlord's Expansion Notice, pursuant to which Landlord would propose to use good faith efforts to obtain the Permits and Approvals for and to construct the Potential Expansion Space and lease it to Tenant as described above, or (ii) to elect not to pursue the permitting and construction of the Potential Expansion Space but to allow Tenant to do so in accordance with the provisions hereinafter set forth. If Landlord sends Landlord's Expansion Notice but Landlord and Tenant are unable to agree upon the terms and conditions for leasing the Potential Expansion Space within thirty
(30) days immediately following Tenant's receipt of Landlord's Expansion Notice, or if having received Tenant's Expansion Notice, Landlord sends Tenant Landlord's notice of its election not to deliver Landlord's Expansion Notice, then Tenant may elect by written notice given within either such thirty day periods (i) to pursue the issuance of the Permits and Approvals (provided that Landlord's approval of the applicable plans, which shall not be unreasonably withheld or delayed, is obtained prior to the submission of any such application) at Tenant's sole cost and expense, and (ii) assuming the Permits and Approvals are obtained and that the same are reasonably acceptable to both Landlord and Tenant, to construct the Potential Expansion Space at Tenant's sole cost and expense as an addition to the Building and pay for all permits, licenses and fees associated therewith. In the event Tenant elects to perform the construction of the Potential Expansion Space as described in the preceding sentence, Landlord agrees that (i) it shall use all commercially reasonable efforts to secure any necessary approvals from Landlord's mortgage lender(s) to permit such construction, (ii) it shall cooperate (at no material cost to Landlord, other than normal overhead and internal costs), as may be necessary as the owner of the property, with the processing of any applications for Permits and Approvals, and (iii) that from and after completion, the Potential Expansion Space will be a part of the Premises and Tenant will be responsible for all utility costs and other operating costs and taxes relating thereto, on the same terms and conditions as are set forth in this Lease, but no additional Base Rent will be due or payable on account of the construction of the Expansion Space by Tenant. Tenant agrees and acknowledges that such Expansion Space improvements shall become Landlord's property upon completion thereof and that any warranties obtained in connection with such construction shall be assigned to Landlord upon receipt thereof by Tenant. Tenant agrees and acknowledges that Landlord shall have no liability to Tenant whatsoever if the Permits and Approvals for such Potential Expansion Space are not obtained or if less than 40,000 rentable square feet of expansion space is allowed, or if conditions are imposed in connection with such Permits and Approvals which are unacceptable to Landlord, Landlord's mortgagee(s) or Tenant. Tenant's first right of negotiation for the Potential Expansion Space is personal to Tenant and may not be exercised, voluntarily or involuntarily, by or to any person or entity other than Tenant. Tenant may only exercise the right granted in this Section 11.1 if on the date that Tenant delivers Tenant's Expansion Notice to Landlord; Tenant is not in default under this Lease beyond the expiration of any applicable notice, grace and cure periods which may be provided herein and (iii) Tenant shall not have assigned this Lease or sublet the Premises (except for Permitted Transfers pursuant to section 6.1.11).

     In connection with any election by Tenant to construct the Proposed Expansion Space, Tenant's right to commence construction shall be subject to the following conditions:

     (a) Tenant shall have furnished Landlord and Landlord's mortgagee(s) with satisfactory evidence that there is sufficient time for the Tenant to complete construction of the Potential Expansion Space at lease one year prior to the expiration of the then current term of the Lease;

     (b) Tenant shall have furnished Landlord and Landlord's mortgagee(s) with satisfactory evidence that during the term of such construction, the Lease will remain in full force and effect and binding upon the Tenant without any right of cancellation during the period of construction;

     (c) Tenant shall have furnished Landlord and Landlord's mortgagee(s) with satisfactory evidence that sufficient funds are available to cover all hard and soft costs of completing the Potential Expansion Space;

     (d) Landlord and Landlord's mortgagee(s) shall have reviewed and approved the plans and specifications, the identity of the Architect and the form and substance of the Architect's Contract, the identity of the General Contractor and the form and substance of the Construction Contract (including, without limitation, the posting of performance payment and lien bonds in form and substance and issued by a surety acceptable to Landlord and Landlord's mortgagee(s));

     (e) Tenant shall have furnished Landlord and Landlord's mortgagee(s) with satisfactory evidence that all Permits and Approvals necessary for the construction and operation of the Potential Expansion Space have been obtained, all in form and substance and subject to conditions satisfactory to Landlord and Landlord's mortgagee(s).

     (f) Tenant shall have furnished Landlord and Landlord's mortgagee(s) with satisfactory evidence that Tenant will pay any third party cost reasonably incurred by Landlord and Landlord's mortgagee in connection with documenting and reviewing matters relating to the Potential Expansion. space.

     Tenant's construction of the Potential Expansion space shall be performed in a good and workmanlike manner, shall be to a level of quality at least equal to the level of quality of the existing Premises, and in compliance with all laws, rules and regulations. Following completion of the Potential Expansion Space, Tenant shall be solely responsible for the cost of maintaining, repairing and replacing the same for the balance of the term of this Lease.


                                 ARTICLE XII.
                                 ------------
                        Index of Certain Defined Terms
                        ------------------------------

Term                                           Where Defined
----                                           -------------

Annual Base Rent - Extension Terms             1.1; 4.1.2
Annual Base Rent - Initial Term                1.1; 4.1.1
Building                                       1.1
Commencement Date                              1.1
Construction Documents                         3.2.2
Date of Lease Execution                        1.1
Existing Tenant                                2.2
Extension Term                                 1.1; 2.5
Fair Market Rent                               4.1.2
Hazardous materials                            6.1.8
Hazardous materials activities                 6.1.8
Indemnitees                                    6.1.5
Landlord                                       1.1
Landlord's Agent                               1.1
Landlord's Taxes                               4.3.2
laws                                           6.1.3
Lease year                                     4.2
mortgage                                       10.1
mortgagee                                      10.1
Original Address of Landlord                   1.1
Original Address of Tenant                     1.1
Permitted Uses                                 1.1
Premises                                       1.1; 1.2
Public Liability Insurance                     1.1
Security Deposit                               1.1; 9.11

          Tenant                                         1.1
          Tenant's Architect                             3.2.2
          Tenant Contractor                              3.2.3
          Tenant Work                                    3.2
          Term                                           1.1; 2.4
          Transfer                                       6.1.11

   ----------------------------Here ends page 34--------------------------
                            signatures on next page

                               SIGNATURE PAGE TO
          LEASE BETWEEN APPLIED SCIENCE AND TECHNOLOGY, INC., Tenant
               AND NINETY INDUSTRIAL WAY WILMINGTON LLC, Landlord



Executed under seal as of the date first written above.



TENANT:                                  LANDLORD:
------                                   --------

APPLIED SCIENCE AND TECHNOLOGY,          NINETY INDUSTRIAL WAY
INC, a Delaware corporation              WILMINGTON LLC, a
                                         Massachusetts limited liability
                                         company

By: /s/ Richard S. Post                  By: /s/ John A. Thomas, Manager
   --------------------                      ---------------------------
   President                                 John A. Thomas, Its Manager


By: /s/ John M. Tarrh                    By: /s/ David T. Ting
   ------------------                        -----------------
   Treasurer                                 David T. Ting, Its Manager

                                   EXHIBIT B


                                Lot Description
                                ---------------

                                   EXHIBIT B



That certain parcel of land, situated in Wilmington, Middlesex County, Massachusetts, shown as Lot 23 on a plan entitled, "Plan of Land in WILMINGTON, MASS., Owned By- I. Fred & Carlo B. DiCenso, Scale 100 feet to an inch - May 5, 1977, Robert E. Anderson Inc., Reg. Professional Engineer; Reg. Land Surveyors, 178 Park Street, North Reading, Mass.," filed with Middlesex North District Registry of Deeds in Plan Book 124, Page 69, said parcel being bounded and described, according to said plan, as follows:

BEGINNTNG at the northeasterly corner of said parcel at land of Frederick Sheehan at a point in the westerly sideline of West Street; THENCE running by West Street

SOUTHEASTERLY, by two lines measuring, respectively, 228.04 feet and 18.26 feet to land of I. Fred & Carlo B. DiCenso; THENCE running by the land last named.

WESTERLY, by seven lines measuring, respectively, 65.53 feet, 212.29 feet,
107.74 feet, 210.26 feet, 270.94 feet, 186.28 feet, and 387.45 feet; THENCE by running by said land last named

NORTHERLY, by a single line measuring 344.03 feet, to the land of John James & Thomas Lyons; and THENCE running by said land of John James & Thomas Lyons and land of Frederick Sheehan

EASTERLY, by seven lines measuring, respectively, 270.00 feet, 231.72 feet,
198.21 feet, 155.36 feet, 162.50 feet, 99.59 feet, and 194.68 feet to the point of BEGINNING.

Said Lot 23 containing 9.2895 acres, according to said plan, be said contents measured more or less.

Included in the above described parcel is the registered land shown as Lot 22 on a plan entitled "Land Court Subdivision Plan of Land in Wilmington, Mass.," scale 100 feet to an inch, dated March 15, 1977, by Robert E. Anderson Inc., Reg. Professional Engineer, Reg. Land Surveyor, 178 Park Street, North Reading, Mass., filed with the Land Court as Plan No. 33467N.

AREA AA (REGISTERED LAND)

That strip of land situated in Wilmington, Middlesex County, Massachusetts, shown as "Access and Utility Easement in Common with Abuttors Variable Width" on the Registered Plan filed with the Land Court as Plan No. 3346714 and on the Unregistered Plan described hereinabove.

          Said snip of land being a portion of Lot 21 as shown on the Land Court Plan No. 33467N.

AREA BB (UNREGISTERED)

          That strip of land situated in Wilmington, Middlesex County, Massachusetts shown as "Access & Utility Easement in Common with Others" on the Unregistered Plan, recorded in Plan Book 124, Plan #69, bounded and described as follows:

          BEGINNING at a point in the northwesterly sideline of Industrial Way located S 2 (degrees) 17'16" W of and 534.10 feet distant from the northwesterly corner of Lot 11 shown on Land Court Plan 33467-F;

          Thence running along northwesterly sideline of Industrial Way.

          Southwesterly by a curve to the left (with a radius of 677.22 feet) an arc distance of 8.26 feet and S 54 (degrees) 34'40" W 91.74 feet to land now or formerly of I. Fred DiCenso et al (in part shown as Lot 16 on Land Court Plan No. 33467J);

          Thence running by the Land last named; N 02 (degrees) 07'16" E, 295.03 feet, to Lot 21 on Land Court Plan No. 33467 N;

          Thence running by said Lot 21, N 89 (degrees) 14'34" E, 79.42 feet;

          Thence running 5 02 (degrees) 07'16" W 238.12 feet, to the Point of Beginning.

Together with the easement and right to use, in common with others entitled thereto, as appurtenant to the aforementioned parcel and any part or parts thereof, the premises described hereinafter as Areas AA and BB, for all purposes for which streets and ways are now or may hereafter be used in the Town of Wilmington, including the use, installation, maintenance, repair, servicing, and replacement of any and all underground lines and utilities of any type, kind or nature, including, without limitation, water, gas, electricity, sewers, drains and pipelines, except for above ground utility lines, pipes, poles and wires, and except that the owner or owners from time to time of the land to which such right and easement are appurtenant may not connect to and make use of any utility lines (including without limiting the generality of the foregoing, water supply pipes, gas pipes, sanitary sewers, and storm drains) now existing or hereafter installed in said Areas AA and BB, or either of them, by the owner of the fee title to such Areas or others entitled to similar rights and easements therein and will repair any damage to the same arising from its exercise of the right and easement hereby granted. Said right and easement hereby granted shall be subject, however, to the obligation of the party exercising the right and easement hereby granted (1) to comply with applicable laws; (2) to restore the portions of the Areas affected thereby as near as reasonably practicable to the condition thereof existing prior to such installation, repair, maintenance, servicing or replacement, consistent with the exercise of the right and easement herein granted; and (3) to hold the Grantors, their heirs, administrators, successors, or assigns, harmless against any liability incurred by the Grantors their heirs, administrators, successors, or assigns, resulting from such use, installation, maintenance, servicing, repair or replacement by such party.

                                   EXHIBIT C


                        Tenant Work Insurance Schedule
                        ------------------------------

     1. Tenant shall purchase or shall cause each Tenant Contractor to purchase, in a company or companies against which the Landlord has no reasonable objection, such insurance as will protect him from claims set forth below which may arise out of or result from the contractor's operations on the Premises.

          1.1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts;

          1.2 claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

          1.3 claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

          1.4 claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person;

          1.5 claims for damages, other than the Tenant work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

          1.6 claims for damages insured by personal injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

          1.7 claims for contractual liability (both oral and written) under this undertaking with Tenant.

     2. The insurance required by Section 1 of this Schedule shall include all major divisions of coverage, and shall be on a comprehensive general basis. Such insurance shall be written for not less than any limited of liability required by law or those set forth below, whichever is greater.

          2.1       Workmen's Compensation - as required by law.

          2.2       Public Liability - single Limit (Combined) per Occurrence.

                    Bodily & Personal Injury $1,000,000
                    Property Damage $1,000,000 Occurrence/Aggregate.

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     FIRST AMENDMENT TO LEASE (the "Amendment") is entered into as of the 1st day of October, 1999, by and between NINETY INDUSTRIAL WAY WILMINGTON LLC, a Massachusetts limited liability company with an address do Brownfields Recovery Corp., 222 Berkeley Street, Boston, Massachusetts 02116 ("Landlord"), and APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation with an address of 35 Cabot Road, Woburn, Massachusetts 01801 ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 21, 1999 (the "Astex Lease"); and

     WHEREAS, Tenant has requested the ability to occupy a portion of the Premises (as defined in the Astex Lease) prior to the Commencement Date (as defined in the Astex Lease), and, subject to the terms and conditions set forth herein, Landlord has agreed to permit such occupancy.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Astex Lease as follows:

     1.   Occupied Space.  A portion of the Premises consisting of approximately
          --------------
10,000 square feet located on the first floor of the Building (as defined in the Astex Lease) and outlined on Exhibit A attached hereto is hereby designated the "Occupied Space".

     2.   Permitted Uses.  The Occupied Space may be used for any use permitted
          --------------
under the Lease.

     3.   Commencement Date.  Notwithstanding the provisions of the Lease to the
          -----------------
contrary, the Commencement Date and Rent Commencement Date for the Occupied Space shall be October 1, 1999 (the "Early Occupancy Date").

     4.   Rent.  From and after the Early Occupancy Date through the Rent
          ----
Commencement Date for the Premises as set forth in the Lease (the "Early Occupancy Period"), Tenant shall pay Rent to Landlord in the amount of $87,500 per year. Rent shall be payable in advance in equal monthly installments of $7291.67 by the first day of each calendar month during the Early Occupancy Period.

     5.   Additional Rent.  In addition to the foregoing Rent, during the
          ---------------
remaining term of the lease dated February 5, 1999 by and between Ninety Industrial Way Wilmington LLC and AGFA Corporation ("AGFA") (the AGFA Lease"), Tenant shall pay to AGFA, on the first day of each calendar month. Tenant's pro rata share of the Landlord's Taxes and pro rata share of Utilities, Maintenance, Repairs and Improvements in the amount of $6,983.00 per month ("Additional Rent"). Landlord acknowledges that, during the remaining term of the AGFA

Lease, so long as Astex makes the payments specified above to AGFA, then Landlord's recourse for such payments shall be against AGFA and not Astex.

     After the termination or expiration of the AGFA Lease and until the Commencement Date occurs pursuant to the Astex Lease, Tenant shall pay to Landlord Tenant's pro rata share of the Landlord's Taxes and the Additional Rent.

     Upon the occurrence of the Commencement Date pursuant to the Astex Lease, in addition to the Rent specified above for the Early Occupancy Period, Tenant shall commence payments of Additional Rent pursuant to Section 4.3 of the Astex Lease with respect to the entire Premises, including the Office Space. Upon the occurrence of the Rent Commencement Date pursuant to the Astex Lease, Tenant shall commence paying the Annual Base Rent - Initial Term specified in the Astex Lease, together with the Additional Rent, for the entire Premises and shall cease paying the Rent and Additional Rent specified above for the Early Occupancy Period.

     6.   Applicability of Lease Provisions; Continued Effectiveness. Except as
          ----------------------------------------------------------
specifically set forth herein, the Lease remains unmodified and in full force and effect and shall be applicable to Tenant's occupancy of the Occupied Space during the Early Occupancy Period. Solely for purposes of the applicability of the Lease during the Early Occupancy Period, all references to "Premises" in the Lease shall be deemed to refer to the "Occupied Space".

                         [Signatures begin next page]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as an instrument under seal as the date first above written.

                              LANDLORD:

                              NINETY INDUSTRIAL WAY
                              WILMINGTON LLC,
                              a Massachusetts limited liability company

                              By: /s/ John A. Thomas, member
                                 -------------------------------------
                                      Name: John A. Thomas, member

                              By: /s/ David T. Ting
                                 -------------------------------------
                                      Name David T. Ting, member


                              TENANT:

                              APPLIED SCIENCE AND TECHNOLOGY, INC.
                              a Delaware corporation


                              By: /s/ John M. Tarrh
                                 -------------------------------------
                              Name:  John M. Tarrh
                                   -----------------------------------
                              Title: Senior Vice President
                                     ---------------------------------
                              Hereunto duly authorized

                                       3